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                                                   Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Fifth Third Bancorp on Form S-8 of the report of Deloitte & Touche dated January 14, 1994 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for debt and equity securities), incorporated by reference in the Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 1993.


/s/DELOITTE & TOUCHE LLP


September 20, 1994
Cincinnati, Ohio